EPIC FINANCIAL CORPORATION
                           3300 IRVINE AVE.
                               SUITE 220
                        NEWPORT BEACH, CA 92660
                       TELEPHONE - 949.622.1130
                          FAX - 949.622.1134

                             PRESS RELEASE

Contact Person: William R. Parker, President           Symbol: OTCBB:  EPFL

EPIC FINANCIAL CORPORATION SIGNS LETTER OF INTENT TO ACQUIRE MISSION EQUITY

Newport Beach, CA. July 14, 2003 - William R. Parker, President of Epic Financial Corporation (OTCBB: EPFL) announced today that it has entered into a letter of intent to acquire all of the capital stock of Mission Equity, a California corporation in a transaction valued at $500,000.

Richard R. Stenton, President of Mission said, "Mission is well suited to become the platform to convert into a hybrid Real Estate Investment Trust, or REIT. There are Mortgage REIT's, Real Estate REITs, and Healthcare REIT's, which are just three interesting sectors of opportunity that could provide a good starting point for a diversified REIT. We are looking forward to joining the Epic management team."

Mr. Parker said, "Mission is a California-based full service real estate company. Prior to forming Mission Equity, Mr. Stenton served in the Orange County District Attorney's office and then had a private law practice in Orange County. He formed Mission Equity in 1980 to specialize in commercial/industrial real estate development, property management, investing, and consulting, with emphasis on tax planning, cash management, and return on investment. Mission has built special use buildings for Marko Foam, Morgan Sampson, Toshiba of Japan, Chem Labs, Pacific Office Centers, and other well known companies, and is profitable." Mr. Parker went on to say, "Following completion of the proposed acquisition, we intend to appoint Mr. Stenton to Epic's Board of Directors. He will be a great addition to our management team. The acquisition of Mission fits our growth strategy and meets our criteria as a business operating profitably with experienced management."

About Epic Financial Corporation
--------------------------------

Epic Financial Corporation is a financial services holding company, which provides a network to mortgage bankers, brokers, both retail and wholesale through our wholly-owned mortgage company. For further information about the Company please look at our website, http://www.4epic.com


A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section  27A  of  the  Securities Act of 1933 and Section  21B  of  the
Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, and goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will,"
"anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.